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INTERNATIONAL GAME TECHNOLOGY
(Name of Registrant as Specified in Its Charter)

ADER INVESTMENT MANAGEMENT LP

ADER LONG/SHORT FUND LP

DOHA PARTNERS I LP

ADER FUND MANAGEMENT LLC

ADER INVESTMENT MANAGEMENT LLC

JASON N. ADER

RAYMOND J. BROOKS, JR.

CHARLES N. MATHEWSON

DANIEL B. SILVERS

LAURA T. CONOVER-FERCHAK

ANDREW P. NELSON

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Ader Investment Management LP has prepared an investor presentation in connection with the Ader Group’s solicitation of proxies for the election of its director nominees at the 2013 annual meeting of stockholders of International Game Technology. A copy of such presentation is attached hereto as Exhibit I and is incorporated herein by reference. Such presentation will also be made available on the website WWW.RESCUEIGT.COM.

Important Information

The Ader Group (whose members are identified below) has nominated Raymond J. Brooks, Jr., Charles N. Mathewson and Daniel B. Silvers (the “Ader Nominees”) as nominees to the board of directors of International Game Technology (the “Company”) and is soliciting votes for the election of the Ader Nominees as members of the board. The Ader Group has sent a definitive proxy statement, GOLD proxy card and related proxy materials to stockholders of the Company seeking their support of the Ader Nominees at the Company’s 2013 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and GOLD proxy card because they contain important information about the Ader Group, the Ader Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and GOLD proxy card and other documents filed by the Ader Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov. The definitive proxy statement and other related documents filed by the Ader Group with the SEC may also be obtained free of charge from the Ader Group.

The Ader Group consists of the following persons: Ader Investment Management LP, Ader Long/Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC, Jason N. Ader, Daniel B. Silvers, Andrew P. Nelson and Laura T. Conover-Ferchak. The members of the Ader Group and the Ader Nominees are participants in the solicitation from the Company’s stockholders of proxies in favor of the Ader Nominees. Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. Information regarding the participants and their interests may be found in the definitive proxy statement of the Ader Group, filed with the SEC on January 25, 2013 and first disseminated to stockholders on or about January 28, 2013.

Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.

Exhibit I

Investor Presentation to Stockholders of International Game Technology by Ader Investment Management Winter 2013 © Ader Investment Management LP 2013. ELECT INDEPENDENT, INDUSTRY - SAVVY, FORWARD - LOOKING STOCKHOLDER REPRESENTATION TO THE IGT BOARD

2

Important Information

The Ader Group (whose members are identified below) has nominated Raymond J. Brooks, Jr., Charles N. Mathewson and Daniel B. Silvers (the "Ader Nominees") as nominees to the board of directors of International Game Technology (the "Company") and is soliciting votes for the election of the Ader Nominees as members of the board. The Ader Group has sent a definitive proxy statement, GOLD proxy card and related proxy materials (collectively, the "Proxy Materials") to stockholders of the Company seeking their support of the Ader Nominees at the Company's 2013 Annual Meeting of Stockholders. Stockholders are urged to read the Proxy Materials because they contain important information about the Ader Group, the Ader Nominees, the Company and related matters. Stockholders may obtain a free copy of the Proxy Materials at the SEC's web site at www.sec.gov or from the Ader Group.

The Ader Group consists of the following persons: Ader Investment Management LP, Ader Long/Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC, Jason N. Ader, Daniel B. Silvers, Andrew P. Nelson and Laura T. Conover-Ferchak. The members of the Ader Group and the Ader Nominees are participants in the solicitation from the Company's stockholders of proxies in favor of the Ader Nominees. Such participants may have interests in the solicitation, including as a result of holding shares of the Company's common stock. Information regarding the participants and their interests may be found in the definitive proxy statement of the Ader Group, filed with the SEC on January 25, 2013 and first disseminated to stockholders on or about January 28, 2013.

The views expressed herein are solely those of the Ader Group and should not be attributed to any other person.

Certain information contained herein constitutes "forward-looking statements," which can be identified by the use of forward-looking terminology such as "may," "will," "seek," "should," "expect," "anticipate," "project," "estimate," "intend," "continue" or "believe" or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Certain of such statements are based on assumptions that the Ader Group believes to be reasonable and/or third party data that the Ader Group believes to be reliable.

There is no assurance or guarantee with respect to the prices at which the Company's common stock will trade, whether or not the Ader Group is successful in its solicitation.

Under no circumstances is this presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any investment product or security.

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PROTECT YOUR INVESTMENT IGT Summary Overview International Game Technology has historically been the industry - leading player in the Casino Gaming Equipment space. We believe the Company has suffered as it has shifted its attention away from its core business. ▪ IGT’s core business has historically been relatively straightforward — it designs, manufactures and distributes slot machines and systems to casino operators ▪ IGT was incorporated in Nevada in 1980 ▪ IGT’s headquarters are located in Las Vegas, NV ▪ IGT has seen significant declines in stock price and market share ▪ We believe the market share erosion has been compounded by a lack of focus on key high - growth markets like Asia ▪ Management has evolved from having deep roots in the Casino Gaming industry to its present state, where no member of the executive management team is a Casino Gaming Industry “insider” ▪ IGT’s Equity Market Capitalization is approximately $4.1 billion and its Enterprise Value is approximately $5.7 billion ▪ IGT is listed on the New York Stock Exchange under the Ticker “IGT” ▪ Key Competitors include: Bally Technologies (BYI), WMS Industries (WMS), Aristocrat Leisure (ALL.AX) and SHFL entertainment (SHFL) ▪ IGT has approximately 4,800 employees ▪ 3,900 in North American segment – primarily in Las Vegas, Reno, San Francisco and Seattle ▪ 900 in International segment – primarily in Beijing and Sydney 3

PROTECT YOUR INVESTMENT Who is Ader Investment Management Ader Investment Management manages investment funds and accounts. ▪ Ader Investment Management (AIM) was formed in 2011 , a New York City - based asset manager, named one of Inc . Magazine’s 500 Fastest Growing Private Companies in America for 2011 . ▪ AIM specializes in investments in gaming - and hospitality - related industries, across a range of market capitalizations . AIM focuses on value while working closely with management in the companies in which it invests . ▪ AIM’s management team is led by : ▪ Jason N . Ader – CEO and Managing Principal ▪ Daniel B . Silvers – President ▪ Predecessor was Hayground Cove Asset Management which was founded by Jason Ader in 2003 and grew to $ 1 . 3 B in peak AUM . ▪ Jason Ader’s Background : ▪ Senior Managing Director at Bear, Stearns & Co . , Inc . for nine years and named one of the youngest Senior Managing Directors in its firm’s history . Lead the firm’s Gaming, Lodging and Leisure Research franchise in both Equity and High Yield . ▪ Joined Las Vegas Sands Corp’s (LVS) Board of Directors in March 2009 . Currently chair of the LVS Governance committee and member of the Audit committee and Compensation committee . ▪ Principal of a founding shareholder of Western Liberty Bancorp, which operated under the Service 1 st Bank of Nevada name . Served on the holding company’s Board of Directors . ▪ A founding shareholder of Reputation . com, a leader in online reputation management, which raised $ 41 mm in a Series D financing in July 2011 . ▪ Founding investor of Prize Central Network, Inc . which was sold to Havas Interactive for $ 100 mm in March 2000 . In December 1999 , The Prize Central Network was the most popular game network on the internet, according to PC Data Online, with over 2 million unique visitors per month . 4

PROTECT YOUR INVESTMENT Change is Needed Now IGT’s current management and board have overseen value destruction: ▪ Significant deterioration in share price ▪ Shift of focus away from core business ▪ Erosion in market - leading, highly - profitable gaming operations and product sales ▪ Costly acquisitions of non - core businesses that we believe have diverted management’s attention and alienated key customers ▪ Board and management team lack sufficient expertise to overcome current market challenges ▪ Incumbent board has a track record of poorly timed stock buybacks and overpriced acquisitions ▪ Executive management team has no prior gaming industry experience ▪ Board appears to be unwavering in its support of management despite deterioration in shareholder value 5

PROTECT YOUR INVESTMENT Shareholder Representation is Needed We believe that IGT requires new directors who are willing to, and have the passion to, become actively involved in helping management to change its focus and who are willing to hold management accountable for performance. ▪ Each of the Ader Group’s nominees brings a diverse array of critical skills, forward - looking fresh perspectives and proven track records to the Boardroom ▪ Each of our nominees intends to work closely with management to refocus the strategic direction of IGT and, likewise, intends to work with the rest of the Board to help ensure successful implementation of the plan ▪ We believe that IGT needs new Board members with significant casino gaming and financial markets (both capital markets and corporate finance) expertise who understand the issues that IGT is facing and who are prepared to help management make informed decisions and execute its plans 6

PROTECT YOUR INVESTMENT Demand Better Stock Performance from Your Directors IGT’s stock has declined 68.7% from its all - time high of $49.06 on February 25, 2008. ▪ IGT has missed the rally in the equity markets and significantly underperformed its two closest competitors, Bally Technologies and WMS Industries. (1) Leisure Index includes WYNN, BYD, PENN, ISLE, ASCA, GC, HOT, MAR, CHH, WYN (1) 7 (100.0%) (50.0%) 0.0% 50.0% 100.0% 150.0% 200.0% IGT WMS BYI S&P 500 Leisure Index 2007 2013 2012 2011 2010 2009 2008

PROTECT YOUR INVESTMENT Demand Better Stock Performance from Your Board Other industry - leading leisure - focused companies have shown significant recoveries from their lows, while IGT has lagged. 8 5 Year Returns Summary 5 Year % Discount to % Premium to Representative Group Return Rank 5 Year High Rank 5 Year Low Rank Department Stores (1) 67.3% 1 (2.7%) 3 620.3% 2 Rental Car (2) 40.5% 2 (1.7%) 2 1377.0% 1 Lodging (3) 40.4% 3 (1.1%) 1 307.9% 4 Gaming Operators (4) (7.4%) 4 (12.9%) 4 340.0% 3 Cruise Lines (5) (11.5%) 5 (23.4%) 6 241.5% 5 Gaming Equipment Suppliers (6) (11.5%) 6 (18.5%) 5 169.4% 6 International Game Technology (64.0%) LAST (68.7%) LAST 115.9% LAST Source: Capital IQ. Returns for sector groups are price weighted. As of January 31, 2013. (1) Department Stores includes M, DDS, SKS, BLKI.B, JWN (2) Rental Car includes CAR, HTZ, DTG (3) Lodging includes HOT, MAR, CHH, WYN (4) Gaming Operators includes WYNN, BYD, PENN, PNK, ISLE, ASCA and GC (5) Cruise Lines includes RCL and CCL (6) Gaming Equipment Suppliers includes WMS, BYI, ALL and SHFL

9

Equipment Sector Recent Operating Overview

Since 2007, IGT and its Peer Group have operated in an environment where customers have reduced capital spending.

- Yet, only IGT and Aristocrat saw EBITDA declines for the period 2007-2012E [(A)]
  - Aristocrat has seen weak sales results in each of its geographic segments and can be distinguished because the company has undergone a restructuring

Historical EBITDA ($ in millions)

	Twelve Months Ending December 31,						CAGR
	2007	2008	2009	2010	2011	2012E	2007-2012E
IGT	$1,063	$877	$702	$699	$726	$813[(1)]	(5.2%)
Bally Technologies	$178	$274	$264	$248	$246	$300	11.0%
WMS Industries	162	214	243	249	210	209	5.3%
Aristocrat Leisure	289	211	166	147	147	182	(8.9%)
SHFL entertainment	39	49	57	67	77	83	16.3%

Source: Company Filings and Wall Street consensus estimates for 2012E.
Note: EBITDA is presented after taking effect of stock based compensation.
Note: 2012E is based on calendar year.
(1) Represents 2012 actual results for calendar year ended December 31, 2012.

While the post-recessionary environment has not been favorable as a result of decreased capital spending by casino operators, IGT's core competitors have achieved better results in preparing for a turnaround in market conditions, unlike IGT.

(A) In 2007, WMS was still recovering from technological challenges that negatively impacted its sales. In 2011 and currently, WMS has been challenged in rolling out new games.

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PROTECT YOUR INVESTMENT Demand Better Stock Performance from Your Board IGT’s share price has also declined in the short term: over the past two years, the stock has declined from $17.17 to $15.37, representing a 10.5% decline. ▪ The decline was 30.8% if measured to September 6, 2012 when AIM first expressed concern to IGT regarding its performance ▪ Between September 6, 2012 – when we first voiced our concerns to the company – and January 31, 2013, ALL shareholders have enjoy ed a 22.8% increase in stock price. 10 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 IGT 1 2 3 4 5 6 2/25/08 1. All time high stock price ($49.06) 4/01/09 2. Patti Hart becomes CEO ($9.51) 1/31/11 3. ($17.17) 1/12/12 4. Double Down acquisition ($17.78) 6/13/12 5. Announces $1 billion share repurchase authorization ($13.22) 9/06/12 6. Jason Ader informs Phil Satrethat AIM would like to discuss recent performance ($12.52) 2/25/08 1. All time high stock price ($49.06) 4/01/09 2. Patti Hart becomes CEO ($9.51) 1/31/11 3. ($17.17) 1/12/12 4. Double Down acquisition ($17.78) 6/13/12 5. Announces $1 billion share repurchase authorization ($13.22) 9/06/12 6. Jason Ader informs Phil Satrethat AIM would like to discuss recent performance ($12.52)

11

Historical Valuation – Gaming Equipment Suppliers

IGT historically traded at a premium multiple to its core competitors within its Peer Group as a whole…

Enterprise Value/Forward EBITDA

	Forward Multiple as Per Year Ended December 31,										
	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012E	2013E
International Game Technology (1)	**13.9x**	**11.0x**	**11.5x**	**15.2x**	**13.2x**	**6.3x**	**9.2x**	**8.8x**	**7.6x**	**7.1x**	**7.0x**
Gaming Equipment Suppliers											
Bally Technologies (2)	11.0x	8.5x	9.4x	10.2x	15.6x	5.5x	7.5x	7.9x	7.5x	8.5x	8.0x
Aristocrat Leisure	NA	NA	NA	NA	NA	NA	NA	NA	NA	12.3x	11.3x
WMS Industries (3)	14.4x	14.2x	8.0x	8.9x	11.0x	6.4x	8.1x	8.2x	4.5x	6.7x	6.8x
SHFL entertainment (4)	14.6x	22.3x	13.6x	13.2x	10.5x	6.4x	8.5x	9.1x	7.5x	9.7x	8.5x
Mean (with SHFL entertainment):	**13.3x**	**15.0x**	**10.3x**	**10.8x**	**12.4x**	**6.1x**	**8.0x**	**8.4x**	**6.5x**	**9.3x**	**8.6x**
IGT Premium/(Discount):	**0.6x**	**(4.0x)**	**1.2x**	**4.4x**	**0.8x**	**0.2x**	**1.2x**	**0.4x**	**1.1x**	**(2.2x)**	**(1.7x)**
Mean (without SHFL entertainment):	**12.7x**	**11.4x**	**8.7x**	**9.6x**	**13.3x**	**6.0x**	**7.8x**	**8.1x**	**6.0x**	**8.5x**	**8.0x**
IGT Premium/(Discount):	**1.2x**	**(0.4x)**	**2.8x**	**5.7x**	**(0.1x)**	**0.4x**	**1.4x**	**0.8x**	**1.6x**	**(1.4x)**	**(1.0x)**
IGT Premium/(Discount) to Bally:	***2.9x***	***2.5x***	***2.1x***	***5.0x***	***(2.4x)***	***0.8x***	***1.7x***	***0.9x***	***0.1x***	***(1.4x)***	***(1.0x)***

Source: Company Filings, Wall Street consensus estimates and Capital IQ.
Note: Excludes Konami due to significant non-gaming equipment business, Multimedia Games due to size and limited geographic scope and Ainsworth Game Technology due to size.
Note: EBITDA is presented after taking effect of stock based compensation.
(1) 2012E represents 2012 actual results for calendar year ended December 31, 2012.
(2) Unadjusted for $131.1 million acquisition of Sierra Design Group announced 11/11/03 and closed 03/02/04.
(3) Convertible debt of $115 million assumed to be converted when in the money.
(4) Unadjusted for $112.7 million sale of StarGames Pty Limited announced November 15, 2005 and closed March 8, 2006.

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12

Current Trading Valuation – Gaming Equipment Suppliers

…However, the markets now assign IGT a valuation multiple equal to or below such core competitors within its Peer Group despite its market-leading position.

Comparable Companies Analysis - Gaming Equipment Suppliers ($ in millions, except per share amounts)

Company	Share Price 01/31/13	52-Week High	Market Capitalization	Enterprise Value	EV / EBITDA 2012E	EV / EBITDA 2013E	EV / EBITDA 2014E	P/E 2012E	P/E 2013E	P/E 2014E	Net Leverage	5 Year EPS Growth
International Game Technology [1]	$15.37	$18.10	$4,164.2	$5,753.5	6.8x	6.7x	6.3x	13.4x	12.0x	10.8x	1.9x	13.9%
Gaming Equipment Suppliers												
Bally Technologies	$48.16	$51.16	$2,048.5	$2,550.4	8.1x	7.6x	7.0x	16.1x	14.1x	12.5x	1.7x	16.3%
Aristocrat Leisure [2]	3.86	3.71	2,129.3	2,329.0	12.3x	11.3x	10.0x	21.5x	18.8x	16.3x	1.1x	11.0%
WMS Industries	24.75	25.34	1,373.2	1,403.3	6.2x	6.3x	NA	22.0x	21.2x	NA	0.1x	5.5%
SHFL entertainment [3]	14.80	18.77	828.8	805.9	9.2x	8.1x	NA	20.2x	17.5x	NA	NM	18.4%
Mean (with SHFL entertainment):					**9.0x**	**8.3x**	**8.5x**	**19.9x**	**17.9x**	**14.4x**	**1.0x**	**12.8%**
IGT Premium/(Discount):					**(2.2x)**	**(1.6x)**	**(2.2x)**	**(6.6x)**	**(5.9x)**	**(3.6x)**	**0.9x**	**109.7 bps**
Mean (without SHFL entertainment):					**8.9x**	**8.4x**	**8.5x**	**19.8x**	**18.0x**	**14.4x**	**1.0x**	**10.9%**
IGT Premium/(Discount):					**(2.1x)**	**(1.7x)**	**(2.2x)**	**(6.5x)**	**(6.0x)**	**(3.6x)**	**0.9x**	**297.4 bps**
IGT Premium/(Discount) to Bally:					***(1.3x)***	***(0.9x)***	***(0.8x)***	***(2.7x)***	***(2.2x)***	***(1.8x)***	***0.2x***	***(2.4%)***

Source: Company Filings, Wall Street consensus estimates and Capital IQ.

Note: Peer group is assumed to be comprised of Bally, Aristocrat, WMS and Shuffle Master. As of 9/30/12 unless noted otherwise.

Note: Excludes Konami due to significant non-gaming equipment business, Multimedia Games due to size and limited geographic scope and Ainsworth Game Technology due to size.

Note: All estimates have been calendarized.

(1) Results for 2012E period represent actual results for year ended December 31, 2012.

(2) Share price, projections and balance sheet figures converted to USD based on the exchange rate of ASD 1.04 on 01/31/13.

(3) As of 10/31/12.

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PROTECT YOUR INVESTMENT Lagging Historic and Expected Growth Wall Street projects IGT to achieve “middle of the pack” revenue and EBITDA growth through 2014 as compared to such core competitors. Source: Company filings, Wall Street consensus estimates. Note: Revenue and EBITDA have been calendarized. (1) Calendar year 2014 estimates not available; CAGR presented represents 2011A - 2013E period. 13 0.5% 13.8% 1.6% 0.5% (1.2%) (4.0%) (2.0%) -- 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% IGT Aristocrat SHFL entertainment Bally WMS Revenue CAGR 2009 - 2011 7.5% 12.2% 11.7% 8.8% 1.7% -- 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% IGT Aristocrat SHFL entertainment Bally WMS Revenue CAGR 2011A - 2014E (1) 1.7% 15.6% (3.4%) (6.0%) (7.1%) (10.0%) (5.0%) -- 5.0% 10.0% 15.0% 20.0% IGT Aristocrat SHFL entertainment Bally WMS EBITDA CAGR 2009 - 2011 7.0% 14.8% 11.9% 12.5% 2.2% -- 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% IGT Aristocrat SHFL entertainment Bally WMS EBITDA CAGR 2011A - 2014E (1)

PROTECT YOUR INVESTMENT IGT’s Core Slot Machines and Systems Business is the Lever to Drive Shareholder Value ▪ Leading Innovation: Being the industry’s innovation leader in game content and functionality ▪ Lack of recent “breakthrough” products ▪ Inability to convince customers that new central server technology should spur replacement ▪ Slot managers indicate IGT would get about 39% of a new casino’s slot floor vs. 48% installed base currently (1) ▪ Focus on “new technology” businesses ▪ Focusing on the Core Business : Relentlessly focus on its core business ▪ $625M invested to - date in businesses that distract focus from core business of supplying casino customers ▪ Intentions to directly compete with customers are unclear ▪ Focusing on Providing a Strong Value Proposition: Understanding casino operators’ needs and providing differentiated content to their players ▪ Since 2009, only 35% - 46% of casino operators believed that IGT machines deliver the highest win per machine (1) ▪ Social gaming and online strategy may be viewed as competitive by major customers ▪ Capitalizing on Internal Opportunities and Improvements in the Replacement Cycle: Utilize IGT’s core strengths to position itself for an upturn – when it comes The Company must address current deficiencies to reposition itself as the market leader in the industry through: (1): Goldman Sachs’ “2012 Slot Managers Survey” (2): JP Morgan research report dated January 2012 14

PROTECT YOUR INVESTMENT IGT has seen 1,000 bps of North American market share erosion in 5 years, which current management has not meaningfully reversed. This erosion has left IGT exposed to missing out on the next upturn in the cycle. % Δ (’07A - ’12E) ( - 10.0%) Source: Goldman Sachs’ “2012 Slot Managers Survey” Note: Konami included in “Other” in 2007 - 2008 U.S. Market Share of Casino Floor Neglecting IGT’s Prime Assets – Unhappy Customers and Unhappy Shareholders 58% 58% 52% 47% 47% 48% 40% 45% 50% 55% 60% 65% 70% 2007 2008 2009 2010 2011 2012 IGT % of Floor 15

PROTECT YOUR INVESTMENT U.S. Theoretical Ship Share % Δ (’07A - ’12E) ( - 2.0%) IGT’s recent “Ship Share” has driven its declining market share. (1) ▪ Historic Ship Share had been over 70% (2) Source: Goldman Sachs’ “2012 Slot Managers Survey” (1) “Ship Share” describes the percentage of the floor that slot managers would allocate to different manufacturers if those man agers were to start a new casino today (2) Source: J.P. Morgan research report dated January 2012 We believe that without increased focus on its core business, IGT is at risk of further significant market share erosion during the next replacement cycle. Neglecting IGT’s Prime Assets – Unhappy Customers and Unhappy Shareholders (cont) 41% 42% 37% 37% 36% 39% 30% 35% 40% 45% 50% 2007 2008 2009 2010 2011 2012 IGT % Ship Share 16

PROTECT YOUR INVESTMENT Net Increase / Decrease in Leased Units – 4Q CY12 Even more troubling, IGT’s Gaming Operations business suffered in the 4 th Quarter of Calendar 2012 as its primary competitors grew. Source: EILERS - FANTINI Quarterly Slot Survey – 4Q12 Note: Leased Units include WAP, LAP, Daily Fee, 80/20 Participation and VLT/Class II Leases. Neglecting IGT’s Prime Assets – Unhappy Customers and Unhappy Shareholders (cont) Existing & New Openings -18 46 107 18 88 49 -10 93 0 48 314 -170 0 -17 44 196 -400 -300 -200 -100 0 100 200 300 400 IGT Aristocrat WMS Bally Konami Spielo Multimedia Aruze AC Slots Ainsworth AGSVGT Cadillac Jack Rocket Shuffle Other Existing Casinos Only -68 37 91 2 84 45 -14 89 0 48 -56 -170 0 -17 44 196 -400 -300 -200 -100 0 100 200 300 IGT Aristocrat WMS Bally Konami Spielo Multimedia Aruze AC Slots Ainsworth AGSVGT Cadillac Jack Rocket Shuffle Other ▪ Only VGT had a larger decrease in Leased units. 17

PROTECT YOUR INVESTMENT Supplier Top 1 - 3 Ranked Leased Games by Quarter In a survey of casino operators’ Top 3 performing Premium Leased Games, IGT continues to give up ground, as the company’s inattention to its core business manifests itself in underwhelming its casino operator customers. Source: EILERS - FANTINI Quarterly Slot Survey – 4Q12 Note: Leased Units include WAP, LAP, Daily Fee, 80/20 Participation and VLT/Class II Leases. Neglecting IGT’s Prime Assets – Unhappy Customers and Unhappy Shareholders (cont) % of Total Votes 40% 42% 44% 46% 48% 50% 52% 54% 56% 58% 60% Mar '11 Jun '11 Sep '11 Dec '11 Mar '12 Jun '12 Sep '12 Dec '12 IGT 18

PROTECT YOUR INVESTMENT Unfortunately, the lack of attention to the core business could negatively impact future returns for stockholders. In a survey of customers’ most anticipated Premium Leased Games, IGT has lost its leadership position, with its games netting only 19% of the votes. The results indicate that customers are not satisfied with IGT’s level of innovation . Source: EILERS - FANTINI Quarterly Slot Survey – 4Q12 Note: Leased Units include WAP, LAP, Daily Fee, 80/20 Participation and VLT/Class II Leases. Neglecting IGT’s Prime Assets – Unhappy Customers and Unhappy Shareholders (cont) Most Anticipated Premium Leased Games Supplier Game Votes % of Total WMS Willy Wonka 11 1 19% Bally NASCAR 9 1 16% Bally Pawn Stars 6 1 11% Bally Michael Jackson 5 1 9% IGT Family Guy 3 1 5% WMS Wizard of Oz 2 1 4% WMS Cheers 2 1 4% Spielo Plants vs. Zombies 2 1 4% IGT Dolly Parton 2 1 4% Aristocrat Cash Express 2 1 4% Aristocrat Superman 2 1 4% Aruze Amazon Fishing 2 1 4% IGT Big Buck Hunter 2 1 4% IGT Star Wars 2 1 4% WMS Spiderman 2 1 4% IGT CSI 1 1 2% Bally Betty Boop Love Meter 1 1 2% IGT Sex and the City 1 1 2% Total 57 18 100% IGT Subtotal 11 19% 19

PROTECT YOUR INVESTMENT 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% IGT Bally WMS Multimedia Games Aristocrat Konami Other 47% 11% 10% 5% 4% 1% 23% 41% 12% 12% 4% 4% 1% 25% 41% 14% 13% 4% 5% 2% 21% 40% 15% 12% 4% 4% 4% 20% 2008 2009 2010 2011 Recurring Revenue Market Share - Annual IGT has exhibited a downward trend in Revenue market share…while Bally and WMS have exhibited an upward trend. Source: Roth Capital Partners “Gaming Supplier KPIs – 3Q CY12” dated December 5, 2012. Note: Aristocrat, Konami, & Other N. America Gaming Ops revenue is estimated. Note: IGT Gaming Ops revenue excludes Mexico games and system connection units & excludes interactive revenue Note: Bally Gaming Ops revenue includes Mexico & systems connections. Multimedia Gaming Ops revenue includes Mexico & NY VLT cen tral system fees Neglecting IGT’s Prime Assets – Unhappy Customers and Unhappy Shareholders (cont) 20

PROTECT YOUR INVESTMENT 0 20,000 40,000 60,000 80,000 100,000 1999 2001 2003 2005 2007 2009 2011 IGT Replacement Units IGT New Units Case Study: North America TITO (2000 - 2004) ACCELERATED REPLACEMENT CYCLE Replacement Cycles have historically been driven by “incremental” technology as opposed to wholesale changes in business models. IGT has been historically focused on driving the replacement cycle as the innovator of this “incremental” technology. ▪ As an innovator, IGT has spurred replacement cycles: • 1984: Pioneered computerized player tracking (now IGT Advantage) • 1986: Debuts the first wide - area progressive slot, Nevada Megabucks • 1993: Introduces electronic bill acceptors • 1996: Pioneers multi - denomination technology • 2000: Debuts ticket - in ticket - out technology Source: Company filings and Wall Street research. Note: North American Replacement sales for 1999 and 2005 - 2008 are approximated based on Bank of America Merrill Lynch report da ted January 25, 2012. (1) Includes 1999, 2000 and 2005 - 2011. Average replacement sales in non - replacement cycle years (1) Innovation History IGT’s Core Slot Machines and Systems Business – Replacement Cycle Opportunities ▪ Ticket - in, ticket - out technology spurred elevated replacement sales, resulting in an estimated 150,000 incremental IGT unit sales over five years in excess of average replacement sales 21

PROTECT YOUR INVESTMENT We believe that IGT has failed to capitalize on its global presence as international opportunities have been drivers of industry growth. Source: The Gaming Technology World Count of Gaming Machines 2011 and Company filings. Note: Calendar year 2011 (1) North America includes U.S. and Canada. Total slot count of 957.1 thousand. Revenue of $1,451 million (2) International includes other countries in which IGT operates, including Central America. Total slots of 1.8 million. Reve nue of $500.2 million IGT’s Core Slot Machines and Systems Business – Untapped Global Opportunities ▪ While ex - North American slot machines account for approximately 65% of the Global total revenue, IGT only derives 26% of its revenue from international sources ▪ Management has consistently highlighted international growth as an opportunity, but has failed to increase IGT’s footprint ▪ IGT has chosen not to pursue the fast - growing Asian electronic table games market, ignoring pleas from its customers and forgoing huge potential incremental profitability Industry Footprint vs. IGT Revenue North America (1) International (2) Number of Slot Machines 35.1% 64.9% IGT Revenue Composition 74.4% 25.6% 22

PROTECT YOUR INVESTMENT Although growth has slowed, a normalized replacement cycle of the current installed base could yield approximately 350,000 worldwide new placements annually. (1) Source: The Gaming Technology World Count of Gaming Machines 2008, 2010 and 2011. Note: Excludes Japan, Ukraine, and Russia (significant contraction) and Italy (which temporarily contracted significantly und er changing regulation). (1) Assumes 7 year illustrative replacement cycle Given IGT’s market - leading position, management should be focused on capturing as great a share as possible of these placements. Historic Global Installed Base 2,287,252 2,335,605 2,217,716 2,324,492 2,451,393 2,000,000 2,100,000 2,200,000 2,300,000 2,400,000 2,500,000 2004 2006 2008 2010 2011 IGT’s Core Slot Machines and Systems Business – Untapped Global Opportunities (cont) 23

24

Poor Capital Allocation Strategy

Although returning capital to shareholders is generally a positive, the Company has mistimed buybacks and materially harmed current holders.

- Based on current publicly available information, recent share repurchases are estimated to have been executed at an average 13.58% premium, resulting in approximately $51 million of value destruction

IGT Share Repurchases (In millions, except per share amounts)

	Buybacks	Number of Shares	Average Price per Share[1]	VWAP Following Year[2]	Premium to Following Year
2004	$129.8	4.1	$31.66	$28.53	10.97%
2005	$354.7	12.8	$27.71	$38.29	(27.63%)
2006	$426.7	11.7	$36.47	$40.33	(9.57%)
2007	$1,118.3	28.2	$39.66	$26.55	49.36%
2008	$779.7	25.5	$30.58	$15.56	96.51%
2011	$50.1	3.1	$16.16	$14.27 [3]	13.25% [3]
Open Market [4]	**$29.0**	**2.0**	**$14.48** [4]	**$11.71** [8]	**23.68%**
Accelerated Share Repurchase [5]	**$400.0**	**30.3** [6]	**$13.22** [7]	**$11.71** [8]	**12.92%**
June 13, 2012 - Present	**$429.0**	**32.3**	**$13.30**	**$11.71**	**13.58%**

Source: Company filings. Note: No buybacks in 2009-2010.
Note: Accelerated share repurchase will be priced based on the VWAP for a period ending between 3 and 6 months following commencement of the program (June 13, 2012)
(1) Calculated by dividing the aggregate cost of the buyback by the number of shares repurchased.
(2) Source: Factset
(3) YTD as of 12/31/12.
(4) Source: 8-K filed on July 24, 2012
(5) Source: 8-K filed on June 14, 2012, 8-K filed on July 24, 2012 and 10-Q filed on August 8, 2012. VWAP pulled from Bloomberg. The Company entered into an agreement with Goldman Sachs to execute a $400 million accelerated share repurchase over a period of 3-6 months.
(6) Implied shares repurchased based on VWAP between June 13, 2012 and November 12, 2012.
(7) Source: 8-K filed on December 19, 2012.
(8) Implied VWAP for the period between August 1, 2012 and September 7, 2012. Assumes repurchases after Quarter 2 was announced and subject to 10B-18 buyback rules, which allows companies to repurchase 25% of the Average Daily Trading Volume (ADTV) over the prior four weeks.

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Vote Gold

PROTECT YOUR INVESTMENT June 2011 Closed: 2/22/2012 Target: BringIt, Inc. Seller: Financial Sponsors Size(mm): $10.1 (3) Business Description: Provides virtual casino/arcade currency for game publishers, brands and media websites. Misguided Acquisition Strategy IGT’s recent acquisitions, totaling approximately $625 million – approximately 15% of its current equity market capitalization – have strayed from historic criteria as they are decidedly non - core and are increasingly large relative to the Company’s enterprise value. We believe that the Company’s misguided capital allocation/acquisition strategy, in conjunction with recent operating results, has led to its poor share price performance. Closed: 6/23/2011 Target: Entraction Holding AB Seller: Public Shareholders Size(mm): $113.1 (1) EV / LTM Revenue: 1.6x EV / LTM EBITDA: 16.4x Business Description: Provides software systems for online gaming and operates poker networks that are licensed to markets to gaming operators, land based casinos and media and other companies. January 2012 Closed: 1/20/2012 Target: Double Down Interactive, LLC Seller: Founders Size(mm): $500.0 (2) Business Description: Develops casino games to be distributed through on - line social networks, primarily Facebook. Source: Company filings. (1) Acquired through a tender offer pursuant to which IGT initially acquired 97.6% of the shares and extended the acceptance per iod. (2) Includes $85M of retention payments and $165 million earn out. (3) Includes $2M of retention payments. 25 February 2012

PROTECT YOUR INVESTMENT Overpriced Double Down Acquisition In acquiring Double Down, IGT analogized its business to Zynga. ▪ Since that time Zynga’s enterprise value has declined by approximately 80% and IGT has not written its investment down despite an implied $123 million decline in Double Down’s enterprise value (based on Zynga’s valuation declines) • Zynga 2013 EBITDA multiple has contracted by approximately 30% • Double Down acquisition included $85 million in retention payments – more than $1 million for each of Double Down’s 80 employees 26 “But having said that,… the best public comp is Zynga . And so, I would encourage you to take a look at Zynga .” - Patti S. Hart, January 13, 2012 ($ in millions) Enterprise EBITDA Estimate Implied EV/EBITDA Value 2012E 2013E 2012E 2013E Zynga: As of January 12, 2012 $4,147.9 (1) $345.2 $483.1 12.0x 8.6x As of January 31, 2013 $901.5 (2) $159.2 $119.5 5.7x 7.5x Double Down Estimate - Full Earnout (3) $500.0 $50.0 (5) NA 10.0x Double Down Estimate - Estimated Fair Value (Incl. Retention) (4) $425.7 $50.0 (5) NA 8.5x Implied Double Down Enterprise Value at Current Zynga Multiple $377.3 $50.0 (5) NA 7.5x IGT (6) $5,753.5 $846.3 $859.6 6.8x 6.7x Source: Company Filings, Capital IQ and Factset. (1) Enterprise value based on prospectus filed in December 2011. (2) Enterprise value based on 10-Q filed for the period ending September 30, 2012. (3) Includes $250 million upfront payment, the estimated fair value of the $165 million earnout - approximately $90.7 million as calculated by IGT. (4) As of March 31, 2012. Includes $250 million upfront payment, the estimated fair value of the $165 million earnout - approximately $90.7 million as calculated by IGT and $85 million of retention payments paid over two years. Excludes recent writeup of contingent payout. (5) Based on Wall Street research report from Roth Capital dated January 13, 2012. (6) 2012E represents 2012 actual results for year ended December 31, 2012.

PROTECT YOUR INVESTMENT Negative Effect of Acquisition Strategy on IGT Stock Price IGT’s stock has significantly underperformed the S&P 500 and its competitors since the announcement of the Double Down transaction on January 12, 2012. 27 1/12/12 1. Acquisition of Double Down announced ($17.78) 6/13/12 2. Announcement of buyback authorization ($13.22) 7/24/12 3. Announcement of Fiscal 3rd Quarter Earnings ($14.69) 1/12/12 1. Acquisition of Double Down announced ($17.78) 6/13/12 2. Announcement of buyback authorization ($13.22) 7/24/12 3. Announcement of Fiscal 3rd Quarter Earnings ($14.69) (40.0%) (20.0%) 0.0% 20.0% 40.0% 60.0% IGT BYI Aristocrat WMS S&P 500 Index 1 2 3

28

Key Top Executives Lack Gaming Experience

	BUSINESS EXPERIENCE	PRIOR CASINO GAMING EXPERIENCE
CEO	**Patti S. Hart** • Chairman and CEO of Pinnacle Systems (2004-2005) • Chairman and CEO of Excite@Home (2001-2002) • Chairman and CEO of Telocity (1999-2001)	NONE
COO	**Eric A. Berg** • CEO of SunGard Availability Services (2007-2010) • SVP and CAO of NCR Corporation (2003-2007) • Various positions at Goodyear, Frito-Lay and McKinsey (1990-2003)	NONE
EVP - Emerging Businesses	**Robert C. Melendres** • Various positions at Spansion (2005-2009) • Various positions at AMD, WebGain and IBM (1993-2005)	NONE
EVP - Global Sales	**Eric P. Tom** • VP of Force10 Networks (2007-2009) • Various positions at firms including Broadband Interactive TV, Qwest Communications and Sprint Nextel (through 2007)	NONE
CFO	**John M. Vandemore** • VP and CFO of Walt Disney Imagineering (2007-2012) • Various positions at firms including AlixPartners, Goldman Sachs, Disney and PricewaterhouseCoopers (through 2007)	NONE

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Vote Gold

PROTECT YOUR INVESTMENT 3 /28/2000 (1) $12.00 4 /3/2001 (2) $2.15 4 /21/2001 (3) $4.10 N o Recovery in Bankruptcy (4) 3 /1/2004 $7.90 8 /9/2005 (5) $4.34 $0 $2 $4 $6 $8 $10 $12 $14 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Share Price Historic Performance of CEO Shareholder returns have been lackluster during Ms. Hart’s three prior stints as a public company CEO as well as during her service as a board member on 5 different boards in what appears to be an interim “Professional Board Member” period. Shareholder Return S&P 500 Return Nasdaq (82.1%) (26.6%) (65.4%) (100.0%) (8.9%) (16.7%) (45.1%) 6.5% 5.7% Sprint Corporation (1986 - 1999) Stock Price Change During Board Tenures at: (6) IGT 6/15/06 - 3/31/09 (74.1%) Yahoo 2010 – 2012 2.4% Korn/Ferry International 2000 - 2009 (56.5%) Spansion Inc. 2005 - 2008 (80.5%) Lin TV Corp 2006 - 2009 (79.1%) At Home Chairman & CEO Pinnacle Systems Chairman, CEO, & President Telocity Chairman, CEO, & President (1) Patti Hart became Chairman, CEO, and President in June 1999. On March 28, 2000, Telocity became publicly listed. (2) DirecTV Group’s per share consideration. Source: Company filings. Telocity was acquired by DirecTV on April 3, 2001. (3) Company reported Ms. Hart’s employment start as of April 21, 2001. (4) Company filed for bankruptcy on September 28, 2001. Per plan of reorganization, equity did not get a recovery following l iqu idation of the company. (5) As of closing price on August 9, 2005. Pinnacle was acquired by Avid Technology, Inc. Shareholders received .0869 shares of Avid stock and $1.00 in cash for each Pinnacle share. Calculated using Avid’s share price of $38.45. As of the announcement on March 20, 2005, Avid’s share price was $65.46. (6) Percentage represents change in stock price during Ms. Hart’s tenure on the respective board. In the case of IGT, the re tur n is based on Ms. Hart’s tenure as an Independent Director. (6.8%) return during Scott Thompson’s tenure as Yahoo CEO 1/1/12 to 5/11/12 29

PROTECT YOUR INVESTMENT Board Not Aligned with Shareholders Beneficial Ownership Represented as a % of Outstanding Shares Stock ownership of IGT’s non - employee directors is the lowest of the Company’s domestic Peers. The Ader Group represents beneficial ownership that is more than 15x that of IGT’s non - employee directors combined. Source: Respective company’s last definitive proxy statement. Share counts as of last applicable SEC filing. 30 0.20% 3.04% 2.11% 1.06% 0.77% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% IGT Ader Group Bally SHFL entertainment WMS

PROTECT YOUR INVESTMENT Multiple Interboard Relationships At least half of the board is affiliated through service at companies - in - common. Paget Alves January 2010 Janice Chaffin September 2010 Greg Creed September 2010 Phillip Satre January 2009 Robert Miller January 2000 David Roberson December 2008 Vincent Sadusky July 2010 Patti Hart June 2006 31

PROTECT YOUR INVESTMENT Pay For Performance Disconnect IGT failed its “say - on - pay” shareholder vote in 2012, garnering support from only 34.2% of its stockholders. Summary of Bonus Targets and Achieved Revenue and Operating Income ($ in millions) Initial Adjusted Adjusted Reported Target Target (1) Achieved 10-K Revenue $1,973.0 $1,959.0 $1,953.0 $1,957.0 Operating Income $593.0 $581.3 $605.2 (2) $504.9 Source: IGT Proxy filed on January 23, 2012. (1) Adjusted after end of FY 2011 to exclude operations in Mississippi and Australia due to natural disasters. (2) Adjusted for incentives, Entraction acquisition costs ($4.3M), losses on aviation assets ($7.9M), losses on Alabama receivables ($3.6M) and severance charges. 32 ▪ Only 2.7% of the Russell 3000 Companies with a “say on pay” vote failed in 2012 ▪ Concerns raised include: (i) High compensation vs. Poor operating performance (ii) Expensive special incentive stock grants in lieu of annual stock grants to four of the top five executives ▪ Special incentive stock grants were granted with a value of approximately 2.5x the normal stock grant to provide “additional retention incentives” • Three of four of the employees receiving the awards had been in their positions less than two years ▪ In determining its incentive bonus, IGT outlined a series of adjustments that increased operating income for bonus determination purposes to $605 million from a reported $505 million and resulted in a payout of 104.1% of target bonuses, all in the context of poor operating performance and declining stock price.

PROTECT YOUR INVESTMENT The Ader Nominees – Stockholders’ Agents for Change The Ader Group’s nominees will offer an engaged, proactive and detail - oriented level of Board participation. ▪ Raymond J. Brooks, Jr. – 25 years of Extensive Financial Markets Experience ▪ Principal of R.J. Brooks Companies ▪ Former CEO and Director of ACA Financial Guaranty Corporation – brought in from Alvarez & Marsal as part of restructuring. His leadership created significant value for creditors. ▪ Former Managing Director of Alvarez & Marsal, LLC ▪ CEO of Pine Creek Companies – manager of distressed companies and debt as well as specialty structured finance products ▪ Former member of Price Waterhouse Restructuring and Privatization Group ▪ Charles N. Mathewson – 27 years of Extensive Gaming Industry Experience and over 50 years of Extensive Financial Markets Experience ▪ President of CNM, Inc. ▪ Former Chairman and CEO of IGT – IGT stock price increased by 25,481% under his leadership ▪ Former Chairman of American Gaming Association – Unparalleled Casino Gaming Industry Relationships ▪ Trustee of Baron Investment Funds Trust and Baron Select Funds ▪ Former executive officer and board member of Jefferies & Company Inc. ▪ Daniel B. Silvers – 17 years of Extensive Gaming Industry and Financial Markets Experience ▪ President of AIM ▪ Former President of Western Liberty Bancorp ▪ Previously oversaw Gaming investments for Drawbridge Special Opportunities Fund at Fortress Investment Group – significant experience investing in Gaming Equipment Assets ▪ Former senior member of the Gaming Industry investment banking practice at Bear, Stearns & Co. Inc. ▪ Former member of the board of directors of Universal Health Services, Inc. (ticker: UHS) The Ader Group’s nominees combine for over 40 years of casino gaming industry experience and over 90 years of financial markets experience. 33

PROTECT YOUR INVESTMENT The Ader Plan ▪ Re - engaging with IGT’s customers to improve their confidence in the Company ▪ Refocusing internal efforts on the Company’s core slot machine and systems business ▪ Reinvigorate game design and development effort to rebuild pipeline ▪ Work with dissatisfied systems customers to quickly resolve lingering issues, concerns and disappointments ▪ Re - energize IGT’s Gaming Operations business, which has reported disappointing results under this management team. ▪ Reevaluating policies which have alienated IGT from its front - line employees in its core business ▪ Initiating a strategic review of how to better align the company’s social gaming effort as part of a renewed customer - centric business mindset If elected, the Ader Group’s Nominees would immediately take action to attempt to stem the value destruction overseen by Management and the Incumbent Board by: Our plan is geared to driving profitability on a capital efficient basis through revenue growth and reductions in wasteful spending. We believe there is tremendous upside potential in IGT if operated with a focus on its core business. 34

PROTECT YOUR INVESTMENT The Ader Plan (cont) ▪ Revenue Enhancement Opportunities – $125 - 150 million of potential EBITDA Opportunity (with an associated capital spend of $60 - 75 million) ▪ Gaming Operations ▪ Mega Jackpot Progressives – Yield Improvements ▪ Improve Gaming Operations Mix and Market Share – Refocus on highly profitable WAP business ▪ Improve efforts in International Markets – Focused on higher - growth Asian and Latin American markets ▪ Expansion into fast - growing Asian - centric Electronic Table Games Segment ▪ Product Sales ▪ Position IGT for Domestic Replacement Cycle Uptick – Seek to improve anemic Ship Share ▪ We believe there is also significant upside potential in Asian and Latin American product sales, but have not modeled this into our investment case ▪ Expense Initiatives – $35 - 50 million of potential EBITDA Opportunity (with an associated capital spend of $60 - 75 million) ▪ SG&A Opportunities ▪ Savings in Flight Operations (IGT recently purchased a Gulfstream V that we believe is unnecessary) as well as bloated corporate Legal and Internal Sales staffing ▪ R&D Spending ▪ Focus spending on core business ▪ Develop new game platform to replace AVP (advanced video platform) which has become costly from a maintenance and game development standpoint, in addition to frustrating IGT’s customers ▪ COGS/Margin Opportunities ▪ Rationalize manufacturing overhead through process improvement Our Plan focuses on the following key elements: Based upon our review of publicly available information, we believe that our plan could create incremental annual EBITDA of $160 - 200 million with an associated upfront investment of $125 - 150 million. 35

PROTECT YOUR INVESTMENT Conclusion The Ader Group’s director nominees are committed to acting in the best interests of ALL stockholders and will seek to effect prudent, thoughtful and forward - looking decision making to remedy the current issues facing IGT. ▪ Deterioration in share price and valuation relative to peers ▪ Erosion in market - leading, highly - profitable gaming operations and product sales business lines ▪ Capital allocation strategy has been inconsistently communicated and poorly executed ▪ Acquisition strategy is poorly conceived, poorly articulated and being executed poorly ▪ Loss of deep gaming industry roots ▪ Recent developments related to executive compensation and strategic decisions raise questions about the Board’s governance Don’t Allow the Value Destruction to Continue We Urge You to Vote FOR the Ader Slate on the GOLD Proxy Card Today 36